Working Capital Support Agreement

Interstate Business Corporation (IBC), a Delaware corporation, hereby agrees to provide working capital on an as needed basis to Interstate General Company L.P. (IGC), a limited partnership organized under the laws of Delaware. All such working capital advances will be treated as loan subject to the terms and conditions discussed below. In order to secure this note, all such advances will be secured by IGC's interest in its waste to energy projects that it is pursuing (as more fully described below).

The terms and conditions of this agreement are as follows:

1.

IGC is currently pursuing contracts with the governments of the U.S. Virgin Island, Costa Rica, Puerto Rico, and elsewhere. These contracts will be between IGC's affiliates (IWT or CWT) and the respective governments to own and operate waste to energy plants using Thermoselect technology ("waste projects"). It is anticipated that at financial closing on all such projects, IGC's affiliates will be reimbursed their project development costs and receive a project development fee.

2.

Whereas IBC has provided, and expressed its willingness to continue to fund IGC's working cash requirements, and whereas IBC has indicated that the extent of such funding is contingent upon IGC providing security for such advances, IGC hereby grants IBC a security interest in any and all waste project financial closings until such time as IBC is repaid for its working capital advances, including accrued interest.

3.

It is agreed that as of September 30, 2001, IBC has advanced $21,829.89 to IGC for working capital needs. Further, it has been agreed between IGC and IBC that these advances would begin accruing interest effective October 1, 2001 at a rate of prime plus one percent.

4.

Payments are due upon IGC completing financial close (project financing) on any waste project in which IGC's affiliates receive reimbursement of its development costs and/or a project development fee. Payments are due as available after disbursements of success fees, deferred legal and engineering charges associated with the related project, and other deferred project costs. Amounts will be immediately due and payable within five business days of IGC receiving such payments from a waste project financial close. Any and all repayments to IBC shall first be comprised of unpaid accrued interest, to the extent of such interest.

Executed this 3rd day of December 2001 in Waldorf, Maryland.
INTERSTATE BUSINESS CORPORATION

By /s/ J. Michael Wilson, President

INTERSTATE GENERAL COMPANY L.P.
By: Interstate General Management Corporation, General Partner

By /s/ Mark Augenblick, President

STATE OF MARYLAND, COUNTY OF CHARLES to wit:

I HEREBY CERTIFY that on this 3rd day of December, 2001, before me, the undersigned Notary Public of the State of Maryland, in and for the County of Charles, personally appeared J. MICHAEL WILSON, known to me to be the PRESIDENT of INTERSTATE BUSINESS CORPORATION, who executed the foregoing on behalf of such corporation for the purposes therein contained by signing the name of the corporation by himself as such President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Notary Public

My commission expires: January 1, 2005

STATE OF MARYLAND, COUNTY OF CHARLES to wit:

I HEREBY CERTIFY that on this 3rd day of December, 2001, before me, the undersigned Notary Public of the State of Maryland, in and for the County of Charles, personally appeared MARK AUGENBLICK, known to me to be the PRESIDENT of INTERSTATE GENERAL MANAGEMENT CORPORATION, Managing General Partner of INTERSTATE GENERAL COMPANY, L.P., who executed the foregoing on behalf of such corporation for the purposes therein contained by signing the name of the corporation by himself as such President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Notary Public

My commission expires: January 1, 2005